U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                PlushZone, Inc.,
             (Exact name of registrant as specified in its charter)

Delaware                              3942                            06-1584525
--------                              ----                            ----------
(State or other jurisdiction  (Primary Standard Industrial      (I.R.S. Employer
of incorporation or           Classification Code Number)    Identification No.)
organization)


1111 Route 10, Suite 333, East Farmingdale, New York                       11735
----------------------------------------------------                       -----
(Address of registrant's principal executive offices)                 (Zip Code)


                                  631.249.2429
                                  ------------
              (Registrant's Telephone Number, Including Area Code)


                              Thomas E. Stepp, Jr.
                                 Stepp Law Group
                           1301 Dove Street, Suite 460
                         Newport Beach, California 92660
                                  949.660.9700
                             Facsimile 949.660.9010

            (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                          -------

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                          -------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

================================== =================== ==================== ======================= ================
       Title of each class               Amount         Proposed maximum       Proposed maximum        Amount of
          of securities                  to be           offering price           aggregate          registration
        to be registered               registered           per share           offering price            fee
---------------------------------- ------------------- -------------------- ----------------------- ----------------
Common Stock, $.001 par value          8,100,000              $0.25             $2,025,000.00           $534.60
================================== =================== ==================== ======================= ================

The offering price per share for the selling security holders was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of Regulation C.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             Preliminary Prospectus
                                PlushZone, Inc.,
                             a Delaware corporation

                        8,100,000 Shares of Common Stock

This prospectus relates to 8,100,000 shares of common stock of PlushZone, Inc., a Delaware corporation, which are issued and outstanding shares of our common stock, acquired by the selling security holders in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933. No national securities exchange or the Nasdaq Stock Market lists the common stock being offered by the selling security holders, and we have not applied for listing or quotation with any national securities exchange or automated quotation system.

The shares of common stock offered by the selling security holders have not been registered for sale under the securities laws of any state as of the date of this prospectus. Brokers or dealers effecting transactions in the shares of our common stock should confirm the registration thereof under the securities laws of the states in which transactions occur or the existence of any exemption from registration.

The selling security holders may from time to time sell the shares on the OTC Bulletin Board, on any other national securities exchange or automated quotation system on which the common stock may be listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. We will not receive any of the proceeds from the sale of those shares being offered.

See "Risk Factors" on pages 5 to 12 for factors to be considered before investing in the shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                  The date of this prospectus is June 20, 2001
                             Subject to completion.

                                TABLE OF CONTENTS

Prospectus Summary .........................................................4
Risk Factors................................................................5
Use of Proceeds.............................................................12
Determination of Offering Price.............................................12
Dilution....................................................................12
Selling Security Holder.....................................................12
Plan of Distribution........................................................13
Legal Proceedings...........................................................14
Directors, Executive Officers, Promoters and Control Persons............ .. 14
Security Ownership of Certain Beneficial Owners and Management..............15
Description of Securities...................................................15
Interest of Named Experts and Counsel.......................................15
Disclosure of Commission Position on Indemnification for
Securities Act Liabilities..................................................16
Organization Within Last Five Years.........................................16
Description of Business.....................................................16
Management's Discussion and Analysis of Financial Condition
and Results of Operations...................................................19
Description of Property.................................................... 19
Certain Relationships and Related Transactions..............................20
Market for Common Equity and Related Stockholder Matters................... 20
Executive Compensation......................................................21
Financial Statements........................................................21
Changes in and Disagreements with Accountants on Accounting
and Financial Disclosure....................................................43
Legal Matters...............................................................43
Experts.....................................................................43
Additional Information......................................................43
Indemnification of Directors and Officers...................................44
Other Expenses of Issuance and Distribution.................................45
Recent Sales of Unregistered Securities.....................................45
Exhibits....................................................................45
Undertakings................................................................46
Signatures    ..............................................................47
Power of Attorney...........................................................48

Prospectus Summary

Our Business:                           Our principal business address is 1111
                                        Route 10, Suite 333, East Farmingdale,
                                        New York 11735; our telephone number is
                                        631.249.2429.
                                        We are a developmental stage company and we intend to provide plush toys over the Internet worldwide. Our principal business activities are:

                                   o    create a website where customers can
                                        review, compare and ultimately purchase
                                        our pre-packaged baskets of plush toys;

                                   o    promote, market and sell a wide range
                                        and selection of stuffed animals, plush
                                        toys and related products over the
                                        Internet.

                                        We have not yet generated any revenues
                                        from the sale of our products.

                                        Our proposed website will display
                                        pictures of the pre-packaged baskets of
                                        plush products, stuffed animals and
                                        related products we intend to sell and
                                        distribute.

Our State of Organization               We were incorporated in Delaware on
                                        April 25, 2000.

Number of Shares                        The selling security holders want to
Being Offered:                          sell 8,100,000 shares of our common
                                        stock. The offered shares were acquired
                                        by the selling security holders in
                                        private placement transactions which
                                        were exempt from the registration and
                                        prospectus delivery requirements of the
                                        Securities Act of 1933.

Number of Shares                        8,100,000 shares of our common stock are
Outstanding After the                   issued and outstanding. We have no other
Offering:                               securities issued.


Estimated use of                        We will not receive any of the proceeds
proceeds:                               from the sale of those shares being
                                        offered.

                                  RISK FACTORS

In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative and involves a lot of risks. No purchase of our common stock should be made by any person who is not in a position to lose the entire amount of his investment.

Information in this prospectus contains "forward looking statements" which can be identified by the use of forward-looking words, such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will", or "should" or other variations thereon or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties, that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

We may not be successful in the implementation of our business strategy or our business strategy may not be successful, either of which will impede our growth and operating results.

Our business strategy involves the implementation and operation of our proposed website from which our pre-packaged baskets of plush toys, stuffed animals and related products will be retailed. Our ability to implement this business strategy is dependent on our ability to:

     o Develop a functional, user-friendly website through which our products can be sold;
     o Procure licensing agreements with various providers of plush toys, stuffed animals and related products;
     o Identify and pursue mediums through which we will be able to market our products; and
     o Manage growth by managing administrative overhead and distribution costs.

We do not know whether we will be able to successfully implement our business strategy or whether our business strategy will be successful. In assessing our ability to meet these challenges, a potential investor should take into account our the lack of operating history and brand recognition, our management's inexperience, the competitive conditions existing in our industry and general economic conditions and consumer discretionary spending habits. Our future growth is largely dependent on our ability to successfully implement our business strategy. Our revenues may be adversely affected if we fail to implement our business strategy or if we divert resources to a business strategy that ultimately proves unsuccessful.

The market for Internet-related products and services is characterized by rapid technological change, changing customer needs, frequent new product introductions and evolving industry standards.

We intend on becoming an Internet based provider of pre-packaged plush items, stuffed animals and related toy products. The market for Internet-related products and services is characterized by rapid technological change, changing customer needs, frequent new product introductions and evolving industry standards. These market characteristics are exacerbated by the emerging nature of this market and the fact that many companies are expected to introduce continually new and innovative products and services. Our success will depend partially on our ability to introduce new products, services and technologies continually and on a timely basis and to continue to improve the performance, features and reliability of our products and services in response to both evolving demands of prospective customers and competitive products. Our success will also partially depend on our ability to develop and expand our proposed website.

Our success is partially dependent on an increase in the use of the Internet for electronic commerce ("e-commerce"). If the markets for Internet or e-commerce do not continue to develop, our business and financial condition may be adversely affected. The Internet e-commerce market is new and rapidly evolving, and the effectiveness of e-commerce cannot be accurately measured. As a result, demand and market acceptance for the Internet and e-commerce is uncertain and may not increase as necessary for our business to increase or succeed. The use of e-commerce, particularly by companies that have historically relied on traditional methods of selling their products and services, requires the acceptance of a new method of conducting business, exchanging information and completing commercial transactions. If the Internet or e-commerce fails to develop or develops more slowly than we expect, our business could be adversely affected.

There can be no assurance that any of our new or proposed products or services will achieve market acceptance. Our failure to design, develop, test, market and introduce new and enhanced products, technologies and services successfully so as to achieve market acceptance could have a material adverse effect upon our business, operating results and financial condition.

There can be no assurance that we will not experience difficulties that could delay or prevent the successful development, introduction or marketing of new or enhanced products and services, or that our new products and services will adequately satisfy the requirements of prospective customers and achieve significant acceptance by those customers. Because of certain market characteristics, including technologic change, changing customer needs, frequent new product and service introductions and evolving industry standards, the continued introduction of new products and services is critical. Delays in the introduction of new products and services may result in customer dissatisfaction and may delay or cause a loss of revenue. There can be no assurance that we will be successful in developing new products or services or improving existing products and services that respond to technological changes or evolving industry standards. Additionally, there can be no assurance that we will not experience difficulties that could delay or prevent the successful development, introduction and marketing of new or improved products and services, or that our new products and services will adequately satisfy the requirements of prospective customers and achieve acceptance by those customers. In addition, new or enhanced products and services introduced by us may contain undetected errors that require significant design modifications. This could result in a loss of customer confidence which could adversely affect the use of our website, which, in turn, could have a material adverse effect upon our business, results of operations or financial condition. If we are unable to develop and introduce new or improved products or services in a timely manner in response to changing market conditions or customer requirements, our business, operating results and financial condition will be materially adversely affected.

We face numerous operational risks associated with a new and unproven business system.

We have designed a new business system that is substantially dependent on a complex order fulfillment and product delivery system. The success of our business heavily rests upon whether we can effectively fulfill our obligation to our customers by providing them with both low-priced products and efficient delivery. The success of our system in a high order volume environment has yet to be proven. We cannot assure you that our business system will be able to accommodate a significant increase in the number of customers and orders. If we are unable to effectively accommodate substantial increases in customer orders, we may lose existing customers or fail to attract new customers. Additionally, the efficient and timely execution of our business system is critical to consumer acceptance of our services. If we are unable to meet customer demand or service expectations as a result of operational issues, our ability to develop customer relationships that result in repeat orders will be adversely affected.

We may be subject to government regulation of the Internet and face many legal uncertainties.

We are not currently subject to direct regulation by any government agency in the United States, other than regulations applicable to businesses generally, and there are currently few laws or regulations directly applicable to access to commerce on the Internet. Because of the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet, relating to issues such as user privacy, pricing and characteristics and quality of products and services.

Several telecommunications carriers are attempting to have telecommunications over the Internet regulated by the Federal Communications Commission ("FCC") in the same manner as other telecommunications services. In addition, because the growing popularity and use of the Internet has burdened the existing telecommunications infrastructure and many areas with significant Internet use have begun to experience interruptions in telephone service, local telephone carriers have petitioned the FCC to regulate Internet Service Providers ("ISPs") and Online Service Providers ("OSPs") in a manner similar to long distance telephone carriers and to impose access fees on the ISPs and OSPs. If the request relief is granted, the costs of communicating on the Internet could increase substantially, potentially reducing the growth in use of the Internet, which could in turn decrease the demand for our productions, products and services.

Because of the global nature of the Internet, it is possible that, although transmissions by us over the Internet originate primarily in the state of New York, the governments of other states and foreign countries might attempt to regulate our transmissions or prosecute us for violations of their laws. There can be no assurance that violations of local laws will not be alleged or charged by state or foreign governments, that we might not unintentionally violate such law, or that such laws will not be modified, or new laws enacted, in the future. Any of the foregoing developments could have a material adverse effect on our business, results of operations, and financial condition.

Our relationships with our customers may be adversely affected if the security measures that we use to protect their personal information, such as credit card numbers, are ineffective.

Any breach in our proposed website security could expose us to a risk of loss or litigation and possible liability. We anticipate that we will rely on encryption and authentication technology licensed from third parties to provide secure transmission of confidential information. As a result of advances in computer capabilities, new discoveries in the field of cryptography or other developments, a compromise or breach of our security precautions may occur. A compromise in our proposed security could severely harm our business. A party who is able to circumvent our proposed security measures could misappropriate proprietary information, including customer credit card information, or cause interruptions in the operation of our proposed website. We may be required to spend significant funds and other resources to protect against the threat of security breaches or to alleviate problems caused by these breaches. However, protection may not be available at a reasonable price, or at all. Concerns regarding the security of e-commerce and the privacy of users may also inhibit the growth of the Internet as a means of conducting commercial transactions.

Because we rely primarily on on-line credit card payment for our services, we risk fraudulent credit card transactions; a failure to adequately control such transactions would harm our net sales and results of operations because we do not carry insurance against this risk. We utilize technology to help us detect the fraudulent use of credit card information. Nonetheless, we may suffer losses as a result of orders placed with fraudulent credit card data, even though the associated financial institution approved payment of the orders. Under current credit card practices, we are liable for fraudulent credit card transactions because we do not obtain a cardholder's signature. Because we have no operating history, we cannot predict our future levels of bad-debt expense.

There are significant risks associated with license agreements.

License agreements with manufacturers of plush products will generally require minimum guarantees, obligating us to make specified royalty payments regardless of sales. If we need to fund significant additional royalty advances and fulfill guarantees of minimum royalty payments, it will place greater pressure on our liquidity. As such, if we enter into such agreements and are unable to fulfill the minimum guarantee, the resultant loss of revenues may have an adverse effect on our financial condition and results of operation. Additionally, we cannot ensure that we will be able to procure license agreements on terms agreeable to us, or renew license agreements once procured, or that such licenses will not be terminated. There also can be no assurance that the procurement of licenses or obtaining of additional licenses for characters or trademarks can be effected on commercially reasonable terms. License agreements we enter into may limit both the products that can be distributed thereunder and the territories and markets in which such products may be marketed. Generally, license agreements require licensor approval before any merger or reorganization involving the licensee, certain stock sales or assignment of the license. Certain license agreements require licensor approval of management changes. In addition, licensors typically have the right to approve, at their sole discretion, the products developed and distributed by the Company and the third party manufacturer of such products. Such license agreements sometimes allow the licensor the right to set prices. Obtaining such approvals may be time consuming and could adversely affect the timing of the introduction of new products. Certain of our significant licenses may be non-exclusive. Licenses that overlap our licenses with respect to products, geographic areas and markets may and will likely be granted to our competitors, which may adversely affect our product sales.

We may be dependent on concepts, technologies and other intellectual property rights licensed from third parties, such as rights to trademarks for certain of our proprietary products. For each of these proprietary products and product lines, we will typically enter into a license agreement with the owner of the intellectual property to permit us to use the intellectual property. These license agreements typically require us to make royalty payments to the licensor based on the net sales of the product incorporating the licensed property. There can be no assurance that we will be able to procure new license agreements, renew license agreements once procured on commercially reasonable terms, or at all, or that such license agreements will not be terminated. Our license agreements may contain restrictions on products manufactured and permitted sales territories, and may give the licensor the right to approve the manufacturer to be utilized by us to produce the product.

In addition to rights licensed from third parties, we will rely on a combination of design patent, copyright, trademark and trade secret protection and non-disclosure agreements with employees to establish and protect the proprietary rights that we have in the products we distribute. There can be no assurance that our competitors will not independently develop or acquire proprietary technologies that are substantially equivalent or superior to ours. There also can be no assurance that the measures we adopt to protect our proprietary rights will be adequate to do so. The ability of our competitors to develop or acquire technologies or other proprietary rights equivalent or superior to ours or that our inability to enforce our proprietary rights could have a material adverse affect our results of operation . Though we do not believe that any of the products we agree to distribute will infringe on the proprietary rights of third parties in any material respect, there can be no assurance that third parties will not claim infringement by us with respect to the products we will distribute. Any such claim, with or without merit, could be time-consuming, result in costly litigation, cause product shipment delays or require us to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to us or at all, which could have a material adverse effect on our business, results of operations and financial condition.

We are subject to numerous general risks associated with our anticipated foreign operations.

Foreign operations are generally subject to risks such as transportation delays and interruptions, political and economic disruptions, the imposition of tariffs and import and export controls, difficulties in staffing and managing foreign operations, longer payment cycles, problems in collecting accounts receivable, changes in governmental policies, restrictions on the transfer of funds, currency fluctuations and potentially adverse tax consequences. There can be no assurance that such events will not occur and any growth of our international operations will subject us to greater exposure to risks of foreign operations. The occurrence of such an event would have a material adverse effect on our business results.

Changing consumer preferences will require periodic product introduction.

As a result of changing consumer preferences, many toys are successfully marketed for only one or two years. There can be no assurance that any of our products or any of our product lines will continue to be popular for any significant period of time or that new products and product lines we introduce will achieve an acceptable degree of market acceptance, or that if such acceptance is achieved, it will be maintained for any significant period of time. Our success will be dependent upon our ability to enhance existing product lines and develop new products and product lines. Our failure to introduce new products and product lines and to achieve and sustain market acceptance for such products and to produce acceptable margins could have a material adverse effect on our financial condition and results of operations.

We may be subject to product liability claims for our products and are subject to federal regulation.

Products that we sell may expose us to potential liability from personal injury claims by end-users of such products. We are currently not involved in any legal proceedings and claims incident to the normal conduct of our business. We do not currently maintain product liability insurance coverage, but should our license agreements require we carry specified types and amounts of insurance, we hope procure such insurance as required. However, there can be no assurance that we will be able to either procure or maintain such coverage or obtain additional coverage on acceptable terms, or that such insurance will provide adequate coverage against any potential claims. Moreover, even if we maintain adequate insurance, any successful claim could materially and adversely affect our reputation and prospects. We believe that the products we choose to license will meet all applicable safety standards.

The United States Consumer Products Safety Commission ("CPSC") has the authority under certain federal laws and regulations to protect consumers from hazardous goods. The CPSC may exclude from the market goods it determines are hazardous, and may require a manufacturer to repurchase such goods under certain circumstances. Some state, local and foreign governments have similar laws and regulations. In the event that such laws or regulations change or we are found in the future to have violated any such law or regulation, the sale of the relevant product could be prohibited and we could be required to repurchase such products.

We face intense competition and our inability to successfully compete with our competitors will have a material adverse effect on our results of operation.

The toy industry is highly competitive. Many of our competitors have longer operating histories, greater brand recognition, broader product lines and greater financial resources and advertising budgets than we do. In addition, the toy industry has certain barriers to entry. Competition is based primarily on the ability to design and develop new toys, procure licenses for popular characters and trademarks, and successfully market products. Many of our competitors, including our potential licensors, offer similar products or alternatives to our products. Licenses that overlap our licenses with respect to products, geographic areas and markets have been and may continue to be granted to our competitors. Certain of our potential licensors, may and likely will distribute competing products through proprietary retail outlets and various other mediums. Our retail pre-packaged plush products, stuffed animals and related products will compete with other toy products for the on-line retail market. There can be no assurance that we will procure an on-line retail market that will be available to support the products we will offer or allow us to seek expansion of our products and product lines. There can be no assurance that we will be able to compete effectively in this marketplace.

If we experience problems in our distribution operations, we could lose customers.

We will rely upon third-party carriers for product shipments, including shipments to and from our distribution facilities. We are therefore subject to the risks, including employee strikes and inclement weather, associated with such carriers' ability to provide delivery services to meet our shipping needs. In addition, failure to deliver products to our customers in a timely and accurate manner would damage our reputation and brand. We also depend upon temporary employees to adequately staff our distribution facilities, particularly during the holiday shopping season. If we do not have sufficient sources of temporary employees, we could lose customers.

Because we will likely experience seasonal fluctuations in our net sales, our quarterly results will fluctuate and our annual results could be below expectations.

We expect to experience seasonal fluctuations in our net sales. These seasonal patterns will cause quarterly fluctuations in our operating results. In particular, a disproportionate amount of our net sales will likely be realized during the holiday season occurring in the fourth calendar quarter. If our net sales fall below seasonal expectations during this quarter, our annual operating results could be below our expectations. Due to our lack of operating history, it is difficult to predict the seasonal pattern of our sales and the impact of such seasonality on our business and financial results.

Intellectual property claims against us can be costly and could impair our business.

Other parties may assert infringement or unfair competition claims against us. We cannot predict whether third parties will assert claims of infringement against us, or whether any past or future assertions or prosecutions will harm our business. If we are forced to defend against any such claims, whether they are with or without merit or are determined in our favor, then we may face costly litigation, diversion of technical and management personnel, or product shipment delays. As a result of such a dispute, we may have to develop non-infringing technology or enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may be unavailable on terms acceptable to us, or at all. If there is a successful claim of product infringement against us and we are unable to develop non-infringing technology or license the infringed or similar technology on a timely basis, it could impair our business.

If we are unable to acquire or retain the necessary web domain names, our brand and reputation could be damaged and we could lose customers.

We may be unable to acquire or maintain web domain names relating to our business in the United States and other countries in which we may conduct business. As a result, we may be unable to prevent third parties from acquiring and using domain names relating to our brand. Such use could damage our brand and reputation and take customers away from our proposed website. We currently hold the domain name "plushzone.com". The acquisition and maintenance of domain names generally is regulated by governmental agencies and their designees. For example, in the United States, the National Science Foundation has appointed Network Solutions, Inc. as the current exclusive registrar for the ".com", ".net" and ".org" generic top-level domains. The regulation of domain names in the United States and in foreign countries is subject to change in the near future. Such changes in the United States are expected to include a transition from the current system to a system which is controlled by a non-profit corporation and the creation of additional top-level domains. Governing bodies may establish additional top-level domains, appoint additional domain name registrars or modify the requirements for holding domain names.

Our net sales could decrease if we become subject to sales and other taxes.

A number of proposals have been made at various federal, state and local agencies that would impose additional taxes on the sale of goods and services on the Internet. Such proposals, if adopted, could substantially impair the growth of e-commerce, and could adversely affect our ability to derive financial benefit from such activities. In addition, a number of countries have announced, or are considering, additional regulation in many of the foregoing areas. Those laws and regulations, if enacted in the United States or elsewhere, could have a material adverse effect on our business, operating results, and financial condition. Moreover, the applicability to the Internet of the existing laws governing issues such as property ownership, copyright, defamation, obscenity and personal privacy is uncertain, and we may be subject to claims that our products and services violate such laws. Any such new legislation or regulation in the United States or elsewhere or the application of existing laws and regulations to the Internet could have a material adverse effect on our business, operating results, and financial condition.

If one or more states or any foreign country successfully asserts that we should collect sales or other taxes on the sale of our products, our net sales and results of operations could be harmed. We do not currently collect sales or other similar taxes for physical shipments of goods into states other than New York. However, one or more local, state or foreign jurisdictions may seek to impose sales tax collection obligations on us. In addition, any new operation in states outside New York could subject our shipments in such states to state sales taxes under current or future laws. If we become obligated to collect sales taxes, we will need to update our system that processes customers' orders to calculate the appropriate sales tax for each customer order and to remit the collected sales taxes to the appropriate authorities. These upgrades will increase our operating expenses. In addition, our customers may be discouraged from purchasing products from us because they have to pay sales tax, causing our net sales to decrease. As a result, we may need to lower prices to retain these customers.

We have no operating history upon which an evaluation of our prospects can be made.

We were incorporated on April 25, 2000. Since our incorporation we have focused on developing the operating model of our business. We have not yet initiated our commercial services. Our lack of operating history makes an evaluation of our business and prospects very difficult. Our prospects must be considered speculative considering the risks, expenses and difficulties frequently encountered by internet-based businesses and the toy industry in general. The continued development of our products and services involves significant risks, which our combination of experience, knowledge and careful evaluation may not be able to overcome. These risks and difficulties include, but are not limited to:

     o    An unproven business system;
     o    Lack of sufficient customers, revenue or cash flow;
     o    Difficulties in managing rapid growth;
     o    High capital expenditures; and
     o    Lack of widespread acceptance of Internet commerce.

We cannot be certain that our business strategy will be successful or that we will successfully address these risks. Our failure to address any of the risks described above could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that unanticipated problems will not occur which would result in material delays in our operations. There can be no assurance that we will be able to achieve profitable operations.

We anticipate that we will depend on third-party providers and key vendors.

We will rely solely on third-party providers for the products we offer for retail on our proposed website, as well as for all delivery orders. We may become dependent upon various other third parties for one or more significant services required for the implementation and execution of our business, which services will be provided to our business pursuant to agreements with such providers. Inasmuch as the capacity for certain services by certain third parties may be limited, our inability, for economic or other reasons, to receive services from providers or to obtain similar products or services from additional providers could have a material adverse effect on our business.

Our Certificate of Incorporation limits the liability of our officers and directors.

Article Six of our Certificate of Incorporation includes a provision eliminating or limiting the personal liability of our directors to the Company and its shareholders for damages for breach of fiduciary duty as a director. Moreover, the Delaware General Corporation Law provides for the indemnification, under certain circumstances, of officers and directors. Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

      DISCLOSURE OF OPINION OF SECURITIES AND EXCHANGE COMMISSION REGARDING
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities resulting from violations of the Securities Act of 1933 may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Our officers and directors are engaged in other activities that could have conflicts with our business interests.

The potential for conflicts of interest exists among us and affiliated persons for future business opportunities that may not be presented to us. Our officers and directors may engage in other activities. Our officers and directors may have conflicts of interests in allocating time, services, and functions between the other business ventures in which those persons may be or become involved. Our officers and directors, however, believe that we will have sufficient staff, consultants, employees, agents, contractors, and managers to adequately conduct our business.

Our common stock may be subject to penny stock regulation which may make it difficult for investors to sell their stock.

The Securities and Exchange Commission ("Commission") has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and our salesperson in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If any of our securities become subject to the penny stock rules, holders of those securities may have difficulty selling those securities.

We are registering all of the issued and outstanding shares of common stock, including those shares owned by our officers and directors. The selling security holders, including our officers and directors, may sell all of their shares as soon as possible, which could significantly decrease the price of our common stock and reduce our officers' and directors' desire to see us succeed.

All of the stock owned by the selling security holders, including our officers and directors, will be registered by the registration statement of which this prospectus is a part. The selling security holders, including our officers and directors, may sell some or all of their shares immediately after they are registered. In the event that the selling security holders sell some or all of their shares, the price of our common stock could decrease significantly.

Use of Proceeds
---------------

We will not receive any proceeds from the sale of shares of our common stock being offered by the selling security holders.

Determination of Offering Price
-------------------------------

Factors Used to Determine Share Price. The selling security holders may sell our common stock at prices then prevailing or related to the then current market price or at negotiated prices. The offering price has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any revenues to date, the price of our common stock is not based on past earnings, nor is the price of the shares of our common stock indicative of current market value for the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

Dilution
--------

The shares offered for sale by the selling security holders are already outstanding and, therefore, do not contribute to dilution.

Selling Security Holders
------------------------

The following table sets forth the number of shares which may be offered for sale from time to time by the selling security holders. The shares offered for sale constitute all of the shares known to us to be beneficially owned by the selling security holders. None of the selling security holders has held any position or office with us, except as specified in the following table. Other than the relationships described below, none of the selling security holders had or have any material relationship with us.

===============================================================================
Name of Selling Security Holder                       Shares of Common Stock
-------------------------------------------------------------------------------
James Butler, President and a Director                      3,050,000
-------------------------------------------------------------------------------
Stacey Butler, Secretary and a Director                     2,050,000
-------------------------------------------------------------------------------
Edward Bollinger                                             200,000
-------------------------------------------------------------------------------
Dawn Chiarelli                                               150,000
-------------------------------------------------------------------------------
Dwayne Johnson                                               150,000
-------------------------------------------------------------------------------
Robert Sforza                                                140,000
-------------------------------------------------------------------------------
Michael Bozzo                                                130,000
-------------------------------------------------------------------------------
Peggy Franco                                                 125,000
-------------------------------------------------------------------------------
Camille Marano                                               120,000
-------------------------------------------------------------------------------
Maureen Mulvey                                               120,000
-------------------------------------------------------------------------------
Michele Zanazzi                                              110.000
-------------------------------------------------------------------------------
Angelo Pantazis                                              100,000
-------------------------------------------------------------------------------
Christie Arculeo                                             100,000
-------------------------------------------------------------------------------
Marc Tyree                                                   100,000
-------------------------------------------------------------------------------
Steve Trook                                                  100,000
-------------------------------------------------------------------------------
Susanne McErlean                                             100,000
-------------------------------------------------------------------------------
Michael Sforza                                                95,000
-------------------------------------------------------------------------------
Anthony Paduano                                               90,000
-------------------------------------------------------------------------------
Kimberly Wessner                                              90,000
-------------------------------------------------------------------------------
Patricia Szforza                                              90,000
-------------------------------------------------------------------------------
Craig Reed                                                    85,000
-------------------------------------------------------------------------------
Darien Johnson                                                80,000
-------------------------------------------------------------------------------
Jennifer Costa                                                80,000
-------------------------------------------------------------------------------
Shelby Block                                                  80,000
-------------------------------------------------------------------------------
Christopher Poletti                                           75,000
-------------------------------------------------------------------------------
Courtney Dobbins                                              75,000
-------------------------------------------------------------------------------
Steven Farrell                                                70,000
-------------------------------------------------------------------------------
Steven Halpin                                                 65,000
-------------------------------------------------------------------------------
Lamar Smith                                                   60,000
-------------------------------------------------------------------------------
Patrick Paduano                                               60,000
-------------------------------------------------------------------------------
Anthony Paduano III                                           60,000
-------------------------------------------------------------------------------
David Galietta                                                50,000
-------------------------------------------------------------------------------
Gregory Franco                                                50,000
===============================================================================

Plan of Distribution
--------------------

The selling security holders may sell our common stock in the over-the-counter market, or on any securities exchange on which our common stock is or becomes listed or traded, in negotiated transactions or otherwise. The selling security holders may sell our common stock at prices then prevailing or related to the then current market price or at negotiated prices. The shares will not be sold in an underwritten public offering.

The shares may be sold directly or through brokers or dealers. The methods by which the shares may be sold include:

     o purchases by a broker or dealer as principal and resale by such broker or dealer for its account;
     o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
     o    privately negotiated transactions.

Brokers and dealers engaged by selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling security holders (or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated. Broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a selling security holder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such selling security holder. Broker-dealers who acquire shares as principal may resell those shares from time to time in the over-the-counter market or otherwise at prices and on terms then prevailing or then related to the then-current market price or in negotiated transactions and, in connection with such resales, may receive or pay commissions.

The selling security holders and any broker-dealers participating in the distributions of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. Any profit on the sale of shares by the selling security holders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts. The shares may also be sold pursuant to Rule 144 under the Securities Act of 1933 beginning one year after the shares were issued.

We have filed the Registration Statement, of which this prospectus forms a part, with respect to the sale of the shares by the selling security holders. There can be no assurance that the selling security holders will sell any or all of the offered shares.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. Also, the selling security holders are subject to applicable provisions which limit the timing of purchases and sales of our common stock by the selling security holders.

We have informed the selling security holders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this Registration Statement, they are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the selling security holders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling security holders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

Legal Proceedings
-----------------

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

Directors, Executive Officers, Promoters and Control Persons
------------------------------------------------------------

Executive Officers and Directors. We are dependent on the efforts and abilities of certain of our senior management. The interruption of the services of key management could have a material adverse effect on our operations, profits and future development, if suitable replacements are not promptly obtained. We anticipate that we will enter into employment agreements with each of our key executives. We cannot guaranty that each executive will remain with us during or after the term of his or her employment agreement. In addition, our success depends, in part, upon our ability to attract and retain other talented personnel. Although we believe that our relations with our personnel are good and that we will continue to be successful in attracting and retaining qualified personnel, we cannot guaranty that we will be able to continue to do so. Our officers and directors will hold office until their resignations or removal.

Our directors and principal executive officers are as specified on the following table:

================================= ============ ================================
Name                                  Age      Position
--------------------------------- ------------ --------------------------------
James P. Butler                       29       President and a Director
--------------------------------- ------------ --------------------------------
Stacey Butler                         29       Secretary and a Director
================================= ============ ================================

James P. Butler. Mr. Butler is our President and a director. Mr. Butler manages all aspects of our operations, including negotiating agreements with product manufacturers and suppliers as well as marketing and sales of our plush products, stuffed animals and related items. Mr. Butler has worked as a mechanic for the following companies: M&R Auto Repairs from 1990 to 1994; Transervice Lease Corp. from 1994 to 1995; Mobile from 1995 to 1996; Midas from 1997 to 1999; Medford Tire from 1999 to 2000; Mobil from May, 2000 to September, 2000; and Millenium Service from September, 2000 to the present. From 1996 to 1997, Mr. Butler worked as a driver for Corporate Limo. Mr. Butler has not been a director of any reporting company.

Stacey L. Butler. Ms. Butler is our Secretary and a director. Ms. Butler is responsible for our day-to-day operations and the development of new and innovative models to improve customer service and our business management. Ms. Butler has been involved in social work and child-care for the last ten years and has extensive hand-on knowledge of plush toys, stuffed animals and related products through her infant care experience and will translate her experience to the development of our proposed user-friendly website and related marketing efforts. Ms. Butler studied Early Education at St. Joseph's College. She also graduated with an AAS in Social Work from Suffolk Community College. From 1989 to 1991, Ms. Butler worked in sales at K-Mart. From 1991 to 1992, Ms. Butler worked as a nanny. From 1998 to 1999, Ms. Butler worked as Head Supervisor at Lemore's Hallmark. From February, 2000 to June, 2000, Ms. Butler worked as a Teacher's Assistant for Tutor Time. From June, 2000 to the present, Ms. Butler has worked as a Teacher's Assistant at Childtime. Ms. Butler has not been a director of any other reporting company.

James P. Butler and Stacey L. Butler are husband and wife.

There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------

The following table sets forth certain information regarding the beneficial ownership of our common stock as of May 1, 2001, by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

Title of Class                Name and Address of Beneficial          Amount and Nature of Beneficial          Percent of Class
                              Owner                                   Owner
--------------------------    -----------------------------------     ------------------------------------    -------------------
Common                        James Butler                            3,050,000                                     37.65%
                              11 Hayward Street, Patchogue, New
                              York 11772

Common                        Stacey Butler                           2,050,000                                     25.31%
                              11 Hayward Street, Patchogue, New
                              York 11772

James Butler and Stacey Butler are husband and wife. Therefore, Mr. and Mrs. Butler beneficially own, in the aggregate, 62.96% of our issued and outstanding common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control. Our management is not aware of any arrangements which may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

Description of Securities
-------------------------

We are authorized to issue 50,000,000 shares of $.001 par value common stock. Each share of common stock has equal rights and preferences, including voting privileges. We are authorized to issue 5,000,000 shares of $.001 par value preferred stock. As of May 1, 2001, 8,100,000 shares of our common stock were issued and outstanding. As of May 1, 2001, none of our preferred stock was issued and outstanding.

Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available therefor. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our Board of Directors and subject to any restrictions that may be imposed by our lenders.

Interest of Named Experts and Counsel
-------------------------------------

No "expert", as that term is defined pursuant to Regulation Section 228.509(a) of Regulation S-B, or our "counsel", as that term is defined pursuant to Regulation Section 228.509(b) of Regulation S-B, was hired on a contingent basis, or will receive a direct or indirect interest in us, except as specified below, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this Registration Statement.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities
------------------------------------------------------------------------

Article Six of our Certificate of Incorporation provides, among other things, that our directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

     o for any breach of such director's duty of loyalty to us or our security holders;
     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
     o liability for unlawful payments of dividends or unlawful stock purchase or redemption by us; or
     o for any transaction from which such director derived any improper personal benefit.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Article VI of our Bylaws also provides that our officers and directors shall be indemnified and held harmless by us to the fullest extent permitted by the provisions of Section 145 of the Delaware General Corporation Law.

Indemnification Agreements. We anticipate that we will enter into indemnification agreements with each of our executive officers. If we do enter into such agreements, we will agree to indemnify each such person for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director or employee. In order to be entitled to indemnification by us, such person must have acted in good faith and in a manner such person believed to be in our best interests. With respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that act and is, therefore, unenforceable.

Organization Within Last Five Years
-----------------------------------

Transactions with Promoters. We did not use the services of promoters.

Description of Business
-----------------------

Our Background. PlushZone, Inc, was incorporated pursuant to the laws of the State of Delaware on April 25, 2000, under the name "i-playsports.com." We changed the name of the company to "PlushZone, Inc." in March, 2001.

Our Business. We are a developmental stage company and we intend to provide plush toys worldwide. Our principal business activities will be:

     o creating a website where customers can review, compare and ultimately purchase pre-packaged baskets of plush toys. Our proposed website will display pictures of the pre-packaged baskets of plush products, stuffed animals and related products, that we intend to sell and distribute;

     o promoting, marketing and selling a wide range and selection of stuffed animals, plush toys and related products over the Internet.

We have not yet generated any revenues from the sale of our products.

Products and Services. We intend on retailing pre-packaged baskets of plush products, stuffed animals and related products and making them available to the retail consumer.

Our Website. Our proposed website will display pictures of the pre-packaged stuffed plush toys we will offer for sale. If we generate revenues, we intend to further develop our proposed website to market our products. If we generate significant revenues from the sale of pre-packaged plush products, stuffed animals and related products, we plan to expand and design our proposed website to function as a digital community for consumers. A community website allows interaction and exchange of information between consumers. For example, our proposed digital community website would allow consumers and collectors to interact regarding new products and collectibles.

Internet Advertising. If we generate significant revenues, we anticipate that we will expand and develop our proposed website as a market for consumers and collectors of plush toys. If we develop our website as we anticipate, we believe that we will be able to generate advertising revenues from companies which have complementary products and desire to advertise on our proposed website.

According to the Internet Ad Bureau's article entitled "What Advertising Works," which was compiled by Forrester Research, Inc., an independent research firm that analyzes the future of technology change and its impact on businesses, consumers, and society, the Internet is emerging as an attractive method for advertisers, due to the growth in the number of Internet users, the amount of time Internet users spend on the Internet, the increase in electronic commerce, the interactive nature of the Internet, the Internet's global reach, the ability to reach targeted audiences and a variety of other factors.

According to the Internet Ad Bureau's Internet Ad Revenue Report dated April 18, 2000, which is conducted independently by PricewaterhouseCoopers, many of the largest advertisers in traditional media, including consumer products companies, automobile manufacturers and others, have increased their use of Internet advertising. The Internet Ad Revenue Report also specifies that larger companies will begin to allocate significant portions of their total advertising budgets for Internet advertising. We believe that significant revenues can be generated from online advertising, initially from product vendors and, as use of our proposed website increases, from advertisers, such as consumer toy companies.

Our Target Markets and Marketing Strategy. We believe that our primary target market will consist of individuals and collectors of plush products and stuffed animals. We anticipate that we will market and promote our proposed website on the Internet. Our marketing strategy is to promote our services and products and attract individuals and collectors to our website. Our marketing initiatives include:

     o utilizing direct-response print advertisements placed primarily in toy collector magazines and special interest magazines;
     o    providing links to related industry websites;
     o advertising by television, radio, banners, affiliated marketing and direct mail;
     o    maintaining a presence at toy industry tradeshows; and
     o entering into affiliate marketing relationships with website providers to increase our access to Internet consumers. Affiliate marketing means that we would place a link to our website or a banner advertisement on the websites of other companies in exchange for placing their link or banner advertisement on our website. Such marketing increases access to users, because the users of other websites may visit our website as a result of those links or banner advertisements.

Growth Strategy. Our objective is to become a recognized Internet provider of reasonably priced pre-packaged plush products and related items. Our strategy is to provide clients with exceptional personal service and low-cost products. Key elements of our strategy include plans to:

     o negotiate distribution agreements with third-party manufacturers for plush products and stuffed animal products;
     o    continue to expand our website;
     o    increase the number of Internet users to our website;
     o increase our relationships with third-party providers of plush products and stuffed animals;
     o    provide additional services for toy consumers; and
     o pursue relationships with joint venture candidates. We will attempt to establish joint ventures with companies that will support our business development.

Our Competition. The toy industry is highly competitive. Many of our competitors have longer operating histories, broader product lines and greater financial resources and advertising budgets than we do. In addition, the toy industry has nominal barriers to entry. Competition is based primarily on the ability to design and develop new toys, procure licenses for popular characters and trademarks, and successfully market products. Many of our competitors, including our potential licensors, offer similar products or alternatives to our products. Licenses that overlap our licenses with respect to products, geographic areas and markets have been and may continue to be granted to our competitors. Certain of our potential licensors, may and likely will distribute competing products through proprietary retail outlets and various other mediums. Our retail pre-packaged plush products, stuffed animals and related products will compete with other toy products for the on-line retail market. There can be no assurance that we will procure an on-line retail market that will be available to support the products we will offer or allow us to seek expansion of our products and product lines. There can be no assurance that we will be able to compete effectively in this marketplace.

Proprietary Rights. Our success depends in part upon our ability to preserve our trade secrets and operate without infringing the proprietary rights of other parties. We own the Internet domain names "i-playsports.com," and "plushzone.com". Under current domain name registration practices, no one else can obtain an identical domain name, but someone might obtain a similar name, or the identical name with a different suffix, such as ".net", or with a country designation. The regulation of domain names in the United States and in foreign countries is subject to change, and we could be unable to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our domain names.

Our Research and Development. We are not currently conducting any research and development activities. We do not anticipate conducting such activities in the near future. If we generate significant revenues, we may expand our product line by entering into distribution relationships with third party manufacturers.

Government Regulation. We are not currently subject to direct federal, state or local regulation other than regulations applicable to businesses generally or directly applicable to electronic commerce. However, the Internet is increasingly popular. As a result, it is possible that a number of laws and regulations may be adopted with respect to the Internet. These laws may cover issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security. Furthermore, the growth of electronic commerce may prompt calls for more stringent consumer protection laws. Several states have proposed legislation to limit the uses of personal user information gathered online or require online services to establish privacy policies. The Federal Trade Commission has also initiated action against at least one online service regarding the manner in which personal information is collected from users and provided to third parties. We do not provide personal information regarding our users to third parties. However, the adoption of such consumer protection laws could create uncertainty in web usage and reduce the demand for our products and services.

We are not certain how our business may be affected by the application of existing laws governing issues such as property ownership, copyrights, encryption and other intellectual property issues, taxation, libel, obscenity and export or import matters. The vast majority of such laws were adopted prior to the advent of the Internet. As a result, they do not contemplate or address the unique issues of the Internet and related technologies. Changes in laws intended to address such issues could create uncertainty in the Internet market place. Such uncertainty could reduce demand for our services or increase the cost of doing business as a result of litigation costs or increased service delivery costs.

In addition, because our services are available over the Internet in multiple states and foreign countries, other jurisdictions may claim that we are required to qualify to do business in each such state or foreign country. We are qualified to do business only in Delaware and New York. Our failure to qualify in a jurisdiction where we are required to do so could subject us to taxes and penalties. It could also hamper our ability to enforce contracts in such jurisdictions. The application of laws or regulations from jurisdictions whose laws do not currently apply to our business could have a material adverse effect on our business, results of operations and financial condition.

Employees. As of June 1, 2001, we have no employees other than our officers. We anticipate that we will not hire any employees in the next six months, unless we generate significant revenues. We believe our future success depends in large part upon the continued service of our key senior management personnel and our ability to attract and retain managerial personnel.

Facilities. Our executive, administrative and operating offices are located at 1111 Route 10, Suite 333, East Farmingdale, New York 11735. We lease our facilities for $250.00 per month under a one year lease. The lease agreement is secured personally by James P. Butler, our President and a member of our Board of Directors.

Management's Discussion and Analysis of Financial Condition and Results of Operations
---------------------------------------------------------------------------

Liquidity and Capital Resources. We were incorporated on April 25, 2000 and our only material expense has been legal fees of approximately $10,000.00. From inception (April 25, 2000) to March 31, 2001, we experienced a net loss of $30,300.00. Our only current sources of capital are the proceeds from this offering and cash currently maintained in our bank accounts. We will require additional financing; however, there is no assurance that such additional financing will be available. During the period from April 25, 2000 (inception) to March 31, 2001, we received $30,000.00 as proceeds from subscriptions for shares. After payment of development and operating expenses, we had cash and cash equivalents of $6,050.00 at March 31, 2001.

Results of Operations. We have not yet realized any revenue from operations from formation through March 31, 2000. Our operating expenses of approximately $34,
015.00 consisted of: bad debt expense; bank charges; consulting services expense; lease payments; professional fees; and telephone and utilities.

Our Plan of Operation for the Next Twelve Months. We intend to initiate our distribution efforts for our plush products, stuffed animals and related products. We hope to negotiate manufacturing agreements with subcontractors and packagers.

There can be no assurance that additional funding will be available under favorable terms, if at all. If adequate funds are not available, we may be required to curtail operations significantly or to obtain funds through entering into arrangements with collaborative partners or others that may require us to relinquish rights to certain of the products we intend to retail. We believe that we are poised to maintain our long-term liquidity. This is based upon cash flow projections prepared by us. We believe we have raised enough capital to allow us to meet our financial obligations for a period of at least twelve (12) months from December 31, 2000. However, our forecast for the period of time through which our financial resources will be adequate to support our operations is a forward-looking statement that involves risks and uncertainties, and actual results could fail as a result of a number of factors.

Our plan of operation for the next 12 months depends on raising sufficient capital to complete our marketing and manufacturing requirements.

Description of Property
-----------------------

Property held by Us. As of the date specified in the following table, we held the following property:

--------------- ----------------------- -------------------------------------
Property        December 31, 2000       March 31, 2001
--------------- ----------------------- -------------------------------------
Cash            $13,800.00              $6,050,00
--------------- ----------------------- -------------------------------------

Our Facilities. We currently lease facilities located at 1111 Route 10, Suite 333, East Farmingdale, New York 11735. We lease our facilities for $250.00 per month under a one year lease. The lease agreement is secured personally by James
P. Butler, our President and a member of our Board of Directors.

Certain Relationships and Related Transactions
----------------------------------------------

Conflicts Related to Other Business Activities. The persons serving as our officers and directors have existing responsibilities and, in the future, may have additional responsibilities, to provide management and services to other entities in addition to us. As a result, conflicts of interest between us and the other entities may occur from time to time.

We will attempt to resolve any such conflicts of interest in our favor. Our officers and directors are accountable to us and our shareholders as fiduciaries, which requires that such officers and directors exercise good faith and integrity in handling our affairs. A shareholder may be able to institute legal action on our behalf or on behalf of that shareholder and all other similarly situated shareholders to recover damages or for other relief in cases of the resolution of conflicts in any manner prejudicial to us.

Market for Common Equity and Related Stockholder Matters
--------------------------------------------------------

Reports to Security Holders. Our securities are not listed for trading on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

When we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. There are no outstanding shares of our common stock that could be sold pursuant to Rule 144 pursuant to the Securities Act of 1933 or that we have agreed to register under the Securities Act of 1933 for sale by security holders. The approximate number of holders of record of shares of our common stock is thirty-two (32).

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors.

Penny Stock Regulation. Shares of our common stock are subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

     o a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     o a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities' laws;
     o a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;
     o    a toll-free telephone number for inquiries on disciplinary actions;
     o definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
     o such other information and is in such form (including language, type, size and format), as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

     o    the bid and offer quotations for the penny stock;
     o the compensation of the broker-dealer and its salesperson in the transaction;
     o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     o monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Executive Compensation
----------------------

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our Board of Directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our President and our other executive officers whose total annual salary and bonus are anticipated to exceed $50,000 during the year ending December 31, 2001. Our Board of Directors may adopt an incentive stock option plan for our executive officers which would result in additional compensation.

=================================== ======= ============= ============= ===================== =====================
Name and Principal Position          Year      Annual      Bonus ($)        Other Annual           All Other
                                             Salary ($)                   Compensation ($)        Compensation
----------------------------------- ------- ------------- ------------- --------------------- ---------------------
James P. Butler
President, Director                  2001       None          None              None                  None
----------------------------------- ------- ------------- ------------- --------------------- ---------------------
Stacey L. Butler
Secretary, Director                  2001       None          None              None                  None
=================================== ======= ============= ============= ===================== =====================

Compensation of Directors. Our directors who are also our employees receive no extra compensation for their service on our Board of Directors.

Compensation of Officers. As of June 1, 2001, our officers have received no compensation for their services provided to us.

Employment Contracts. We anticipate that we will enter into employment contracts with James P. Butler and Stacey L. Butler.

Financial Statements
--------------------

                                 PLUSHZONE, INC.
                          (a development stage company)

                                  BALANCE SHEET

                                 MARCH 31, 2000



                                     ASSETS
                                     ------

Current assets
    Cash                                                                           $          6,050
    Other receivables, net of allowance for doubtful accounts of $8,050                         ---
                                                                                   ----------------

       Total current assets                                                                   6,050

Other assets                                                                                    ---
                                                                                   ----------------

       Total assets                                                                $          6,050
                                                                                   ================

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

Current liabilities
    Accounts payable and accrued expenses                                                     1,250
                                                                                   ----------------

       Total current liabilities                                                              1,250
                                                                                   ----------------

Commitments and contingencies

Stockholders' Equity
    Preferred stock, $.001 par value;
       Authorized shares-- 5,000,000
       Issued and outstanding shares-- 0
                                                                                                 ---
    Common stock, $.001 par value;
       Authorized shares-- 50,000,000
       Issued and outstanding shares-- 8,100,000                                  $            8,100
    Additional paid-in capital                                                                27,000
    Deficit accumulated during the development stage                                         (30,300)
                                                                                  ------------------

       Total stockholders' equity                                                             4,800
                                                                                   ----------------

          Total liabilities and stockholders' equity                               $          6,050
                                                                                   ================



                See accompanying notes to financial statements.

                                 PLUSHZONE, INC.
                          (a development stage company)

                            STATEMENTS OF OPERATIONS



                                                           THREE MONTHS       APRIL 25, 2000
                                                              ENDED           (INCEPTION) -
                                                          MARCH 31, 2001      MARCH 31, 2001
                                                         ----------------    -----------------
Revenues
    Sales                                                $             ---   $             ---
    Advertising                                                        ---                 ---
                                                         -----------------   -----------------

       Net revenues                                                    ---                 ---
                                                         -----------------   -----------------

Direct costs
    Cost of goods sold                                                 ---                 ---
    Web site costs                                                   1,750               2,500
                                                         -----------------   -----------------

       Total direct costs                                            1,750               2,500
                                                         -----------------   -----------------

Gross margin                                                        (1,750)             (2,500)
                                                         ------------------  ------------------

Operating expenses
    Bad debt expense                                                  ---                8,050
    Bank charges                                                      ---                  189
    Consulting services                                               ---                5,100
    Occupancy                                                        1,000               1,000
    Professional fees                                                3,595              13,230
    Telephone and utilities                                           ---                  231
                                                         -----------------   -----------------

       Total operating expenses                                      4,595              27,800
                                                         -----------------   -----------------

Loss from operations                                                (6,345)            (30,300)
                                                         ------------------  -----------------

Provision for income tax expense (benefit)                             ---                 ---
                                                         -----------------   -----------------

Net loss/Comprehensive loss                              $          (6,345)  $         (30,300)
                                                        =================== ===================

Net loss per common share-- basic and diluted            $           (.00$)  $           (.004)
                                                        =================== ==================

Weighted average of common shares-- basic and diluted            8,100,000           8,100,000
                                                        =================== ==================


                See accompanying notes to financial statements.

                                 PLUSHZONE, INC.
                          (a development stage company)

                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

            PERIOD APRIL 25, 2000 (INCEPTION) THROUGH MARCH 31, 2001


                                             Common Stock              Additional
                                             ------------                Paid-In     Accumulated
                                         Shares          Amount          Capital        Deficit             Total
                                      ------------    -----------     -----------     -----------         -----------
Balance, April 25, 2000                        ---    $       ---     $       ---     $       ---         $       ---

Issuances of common stock                8,100,000          8,100          27,000             ---              35,100

Net loss/Comprehensive loss                    ---            ---             ---         (23,955)            (23,955)
                                      ------------    -----------     -----------     -----------         -----------

Balance, December 31, 2000               8,100,000    $     8,100     $    27,000     $   (28,765)        $    11,145
                                     -------------   ------------    ------------    -------------       ------------

Net loss/Comprehensive loss                    ---            ---             ---          (6,345)             (6,345)
                                      ------------    -----------     -----------     -----------         -----------

Balance, March 31, 2001                  8,100,000    $     8,100     $    27,000     $   (30,300)        $     4,800
                                     -------------   ------------    ------------    -------------       ------------





                See accompanying notes to financial statements.

                                 PLUSHZONE, INC.
                          (a development stage company)

                            STATEMENTS OF CASH FLOWS





                                                                                 THREE MONTHS        APRIL 25, 2000
                                                                                     ENDED           (INCEPTION) -
                                                                                MARCH 31, 2001       MARCH 31, 2001
                                                                               -----------------     ----------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                                                   $          (6,345)   $         (30,300)
    Adjustments  to  reconcile  net  loss  to net  cash  used  in  operating activities
       Cost of services paid with common stock                                              ---                 5,100
       Bad debt expense                                                                     ---                 8,050
       Changes in operating assets and liabilities
          Decrease in prepaid expense                                                      2,345                  ---
          (Increase) in other receivables                                                   ---                (8,050)
          Increase (decrease) in accounts payable and
              accrued expenses                                                            (3,750)               1,250
                                                                               ------------------  ------------------

              Net cash used in operating activities                                       (7,750)             (23,950)
                                                                               -----------------    -----------------

CASH FLOWS FROM INVESTING ACTIVITIES                                                        ---                   ---
                                                                               -----------------   ------------------

              Net cash provided by investing activities                                     ---                   ---
                                                                               -----------------    -----------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds from issuance of common stock                                                  ---                30,000
                                                                               -----------------    -----------------

              Net cash provided by financing activities                                     ---                30,000
                                                                               -----------------    -----------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                                 (7,750)               6,050

CASH AND CASH EQUIVALENTS, beginning of period                                            13,800                 ---
                                                                               ------------------   -----------------

CASH AND CASH EQUIVALENTS, end of period                                       $           6,050    $           6,050
                                                                               =================    =================


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
    Income taxes paid                                                                       ---                  ---
                                                                                ---------------      ---------------
    Interest paid                                                                           ---                  ---
                                                                                ----------------     ---------------

    Non-cash financing activities:
       During the period April 25, 2000 (inception) through March 2001, the Company issued 5,100,000 shares of its common stock to its President and Treasurer for services valued at $5,100.




                See accompanying notes to financial statements.

                                 PLUSHZONE, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS

                                 MARCH 31, 2001



Note 1 - BUSINESS DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES

          Business Description - Plushzone, Inc. (the "Company") was incorporated in the state of Delaware on April 25, 2000 under the name "I-playsports.com". The name became Plushzone, Inc. in March 2001. The Company promotes, markets, and sells a wide range of Plush ("stuffed") toys and related products via the Internet. The Company is headquartered in East Farmingdale, New York.
         Cash and Cash Equivalents - For purposes of the balance sheet and statement of cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

         Inventories - Inventories, when established, will consist of products available for sale and will be stated at the lower of cost or market; cost is to be determined on the first-in, first-out method.

         Depreciation and Amortization - Depreciation and amortization is computed on the straight-line method over the estimated useful lives of the assets acquired. Acquired web sites are amortized over a five (5) year period.

         Fair Value of Financial Instruments - The carrying value of cash on hand, other receivables, accounts payable and accrued expenses approximate their fair value due to the short period to maturity of these instruments.

         Recognition of Sales and Costs of Goods Sold - The Company records sales of its products upon shipment and title passes to its customers. The Company provides an allowance for sales returns based on historical experience. Cost of goods sold consists of the purchase price of products sold including inbound and outbound shipping charges.

         Income Taxes - The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

         Net Loss per Common Share - The Company has adopted the provisions of Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). SFAS 128 requires the reporting of basic and diluted earnings/loss per share. Basic loss per share is calculated by dividing net loss by the weighted average number of outstanding common shares during the year. As all potential common shares are anti-dilutive, the effects of options, warrants and convertible securities are not included in the calculation of diluted loss per share.

                                 PLUSHZONE, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS

                                 MARCH 31, 2001



Note 1 - BUSINESS DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

         Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         New Accounting Pronouncements - In March 2000, the Emerging Issues Task Force (EITF) of the FASB reached a consensus on EITF Issue 00-2, "Accounting for Web Site Development Costs." This consensus provides guidance on what types of costs incurred to develop Web sites should be capitalized or expensed. The Company adopted this consensus on during 2000. Such capitalized costs, if material, are to be included in "Fixed assets, net" and will be depreciated over a period of two years.

         In September 2000, the EITF reached a final consensus on EITF Issue 00-10, "Accounting for Shipping and Handling Fees and Costs." This consensus requires that all amounts billed to a customer in a sale transaction related to shipping and handling, if any, represent revenue and should be classified as revenue.


NOTE 2 - GOING CONCERN AND CONTINGENCIES

         As shown in the accompanying financial statements, the Company has incurred a net operating loss of $30,300 since inception through March 31, 2001.

         The Company is subject to those risks associated with development stage companies. The Company has sustained losses since inception and additional financing will be required by the Company to fund its development activities and to support operations. However, there is no assurance that the Company will be able to obtain additional financing. Furthermore, there is no assurance that rapid technological changes, changing customer needs and evolving industry standards associated with the Internet marketplace (e-commerce) will enable the Company to introduce new products and services on a continual and timely basis so that profitable operations can be attained.

         On February 26, 2001, the Company entered into a Licensing agreement to occupy office space within the state of New York. Under the terms of the agreement, monthly occupancy costs are $250 and it is noncancellable for a period of one year. The agreement is secured personally by the Company's President and is also subject to typical default provisions including late fees and interest charges (at 1.25% per month) for late payment.

                                 PLUSHZONE, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS

                                 MARCH 31, 2001



NOTE 3 - OTHER RECEIVABLES

         Other receivables consisted of amounts advanced to a former director and officer of the Company. The director and officer is no longer associated with the Company. At March 31, 2001, the Company considered these amounts to be uncollectible and accordingly, has allowed for and written off the amounts.


NOTE 4 - ACCRUED EXPENSES

         Accrued Wages and Compensated Absences - The Company currently does not have any employees. The majority of development costs and services have been provided to the Company by outside, third party vendors. As such, there is no accrual for wages or compensated absences as of March 31, 2001.


NOTE 5 - COMMON STOCK

         On December 31, 2000, the Company completed a "best efforts" offering of its common stock pursuant to the provisions of Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated by the Securities and Exchange Commission. In accordance with the Private Placement Memorandum Offering, which was initiated on June 5, 2000, the Company issued 3,000,000 shares of its common stock at $0.01 per share for a total of $30,000.

         During the period April 25, 2000 (inception) through March 31, 2001, the Company also issued 5,100,000 shares of its common stock to its current officers for services rendered and valued at $5,100.


NOTE 6 - INCOME TAXES

         At March 31, 2000, the Company has available for federal income tax purposes a net operating loss carryforward of approximately $30,300, expiring 2015, that may be used to offset future taxable income. Therefore, no provision for income taxes has been provided.

         In addition, the Company has deferred tax assets of approximately $10,000 at March 31, 2001. The Company has not recorded a benefit from its net operating loss carryforward because realization of the benefit is uncertain and, therefore, a valuation allowance of ($10,000) has been provided for the deferred tax assets.

                                 PLUSHZONE, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS

                                 MARCH 31, 2001



NOTE 7 - RELATED PARTY TRANSACTIONS

         During the period April 25, 2000 (inception) through March 31, 2001, the Company advanced funds to a former officer and director of the Company in the net amount of $8,050 as previously discussed in Note 3.

         In addition for the same period, the Company issued 5,100,000 shares of its common stock to it current officers for services as described in Note 5.


Note 8 - SUBSEQUENT EVENT

         On February 26, 2001, the Company entered into a one-year noncancellable Licensing agreement to occupy office space as previously detailed in Note 2.

                                                         Quintanilla
                                                         Accountancy Corporation
--------------------------------------------------------------------------------
American Institute of Certified Public Accountants
California Society of Certified Public Accountants


30026 Monteras                                                      949.929.6149
Laguna Niguel, California   92677                                   253.276.6446




                          Independent Auditor's Report



To the Stockholders of
Plushzone, Inc.


         I have audited the accompanying balance sheet of Plushzone, Inc., a development stage company, as of December 31, 2000, and the related statements of operations, changes in stockholders' equity, and cash flows for the period April 25, 2000 (inception) through December 31, 2000. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

         I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

         In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Plushzone, Inc. and subsidiaries as of December 31, 2000, and the results of its operations and its cash flows for the period April 25, 2000 (inception) through December 31, 2000 in conformity with generally accepted accounting principles.

         The accompanying financial statements were prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the continuation of the Company is dependent on its ability to obtain additional financing to fund its future research and development costs and support operations.


                                        /s/ Quintanilla
                                        A Professional Accountancy Corporation
                                        Laguna Niguel, California


                                        May 25, 2001


-------------------------------------------------------------------------------
30026 Monteras                                                     949.929.6149
Laguna Niguel, California 92677                                    253.276.6446

                                 PLUSHZONE, INC.
                          (a development stage company)

                                  BALANCE SHEET

                                DECEMBER 31, 2000



                                     ASSETS
                                     ------

Current assets
    Cash on hand                                                                    $         13,800
    Prepaid expense                                                                            2,345
    Other receivables, net of allowance for doubtful accounts of $8,050                          ---
                                                                                    ----------------

       Total current assets                                                                   16,145

Other assets                                                                                     ---
                                                                                    ----------------

       Total assets                                                                 $         16,145
                                                                                    ================

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------
Current liabilities
    Accounts payable and accrued expenses                                                      5,000
                                                                                    ----------------

       Total current liabilities                                                               5,000
                                                                                    ----------------

Commitments and contingencies

Stockholders' Equity
    Preferred stock, $.001 par value;
       Authorized shares-- 5,000,000
       Issued and outstanding shares-- 0
                                                                                                ---
    Common stock, $.001 par value;
       Authorized shares-- 50,000,000
       Issued and outstanding shares-- 8,100,000                                   $          8,100
    Additional paid-in capital                                                               27,000
    Deficit accumulated during the development stage                                        (23,955)
                                                                                    ----------------

       Total stockholders' equity                                                             11,145
                                                                                    ----------------

          Total liabilities and stockholders' equity                                $         16,145
                                                                                    ================


                See accompanying notes to financial statements.

                                 PLUSHZONE, INC.
                          (a development stage company)

                             STATEMENT OF OPERATIONS

           PERIOD APRIL 25, 2000 (INCEPTION) THROUGH DECEMBER 31, 2000



Revenues
    Sales                                                   $             ---
    Advertising                                                           ---
                                                            -----------------

       Net revenues                                                       ---
                                                            -----------------

Direct costs
    Cost of goods sold                                                    ---
    Web site costs                                                        750
                                                            -----------------

       Total direct costs                                                 750
                                                            -----------------

Gross margin                                                             (750)
                                                            ------------------

Operating expenses
    Bad debt expense                                                    8,050
    Bank charges                                                          189
    Consulting services                                                 5,100
    Professional fees                                                   9,635
    Telephone and utilities                                               231
                                                            -----------------

       Total operating expenses                                        23,205
                                                            -----------------

Loss from operations                                                  (23,955)
                                                            -----------------

Provision for income tax expense (benefit)                                ---
                                                            -----------------

Net loss/Comprehensive loss                                 $         (23,955)
                                                           ===================

Net loss per common share-- basic and diluted               $           (.003)
                                                           ==================

Weighted average of common shares-- basic and diluted               8,100,000
                                                           ==================


                See accompanying notes to financial statements.

                                 PLUSHZONE, INC.
                          (a development stage company)

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

           PERIOD APRIL 25, 2000 (INCEPTION) THROUGH DECEMBER 31, 2000


                                             Common Stock              Additional
                                                                         Paid-In     Accumulated
                                         Shares          Amount          Capital          Deficit             Total
                                      ------------    -----------     -----------     -----------         -----------
Balance, April 25, 2000                        ---    $       ---     $       ---     $       ---         $       ---

Issuances of common stock                8,100,000          8,100          27,000             ---              35,100

Net loss/Comprehensive loss                    ---            ---             ---         (23,955)            (23,955)
                                      ------------    -----------     -----------     -----------         -----------

Balance, December 31, 2000               8,100,000    $     8,100     $    27,000     $   (23,955)        $    11,145
                                      ============    ===========     ===========     ===========         ===========






                See accompanying notes to financial statements.

                                 PLUSHZONE, INC.
                          (a development stage company)

                             STATEMENT OF CASH FLOWS

           PERIOD APRIL 25, 2000 (INCEPTION) THROUGH DECEMBER 31, 2000


CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                                                              $         (23,955)
    Adjustments to reconcile net loss to net cash used in operating activities
       Cost of services paid with common stock                                                        5,100
       Bad debt expense                                                                               8,050
       Changes in operating assets and liabilities
          Increase in prepaid expense                                                                (2,345)
          Increase in other receivables                                                              (8,050)
          Increase in accounts payable and accrued expenses                                           5,000
                                                                                          -----------------

              Net cash used in operating activities                                                 (16,200)
                                                                                          -----------------

CASH FLOWS FROM INVESTING ACTIVITIES                                                                    ---
                                                                                         ------------------

              Net cash provided by investing activities                                                 ---
                                                                                          -----------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds from issuance of common stock                                                           30,000
                                                                                          -----------------

              Net cash provided by financing activities                                              30,000
                                                                                          -----------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                                            13,800

CASH AND CASH EQUIVALENTS, beginning of period                                                          ---
                                                                                          -----------------

CASH AND CASH EQUIVALENTS, end of period                                                  $          13,800
                                                                                          =================


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
    Income taxes paid                                                                                  ---
                                                                                           ---------------
    Interest paid                                                                                      ---
                                                                                           ---------------

    Non-cash financing activities:
       During the period April 25, 2000 (inception) through December 31, 2000, the Company issued 5,100,000 shares of its common stock to its President and Treasurer for services valued at $5,100.


                See accompanying notes to financial statements.

                                 PLUSHZONE, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2000



Note 1 - BUSINESS DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES

          Business Description - Plushzone, Inc. (the "Company") was incorporated in the state of Delaware on April 25, 2000 under the name "I-playsports.com". The name became Plushzone, Inc. in March 2001. The Company promotes, markets, and sells a wide range of Plush ("stuffed") toys and related products via the Internet. The Company is headquartered in East Farmingdale, New York.

         Cash and Cash Equivalents - For purposes of the balance sheet and statement of cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

         Inventories - Inventories, when established, will consist of products available for sale and will be stated at the lower of cost or market; cost is to be determined on the first-in, first-out method.

         Depreciation and Amortization - Depreciation and amortization is computed on the straight-line method over the estimated useful lives of the assets acquired. Acquired web sites are amortized over a five (5) year period.

         Fair Value of Financial Instruments - The carrying value of cash on hand, other receivables, accounts payable and accrued expenses approximate their fair value due to the short period to maturity of these instruments.

         Recognition of Sales and Costs of Goods Sold - The Company records sales of its products upon shipment and title passes to its customers. The Company provides an allowance for sales returns based on historical experience. Cost of goods sold consists of the purchase price of products sold including inbound and outbound shipping charges.

         Income Taxes - The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

         Net Loss per Common Share - The Company has adopted the provisions of Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). SFAS 128 requires the reporting of basic and diluted earnings/loss per share. Basic loss per share is calculated by dividing net loss by the weighted average number of outstanding common shares during the year. As all potential common shares are anti-dilutive, the effects of options, warrants and convertible securities are not included in the calculation of diluted loss per share.

                                 PLUSHZONE, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2000



Note 1 - BUSINESS DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

         Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         New Accounting Pronouncements - In March 2000, the Emerging Issues Task Force (EITF) of the FASB reached a consensus on EITF Issue 00-2, "Accounting for Web Site Development Costs." This consensus provides guidance on what types of costs incurred to develop Web sites should be capitalized or expensed. The Company adopted this consensus on during 2000. Such capitalized costs, if any, are to be included in "Fixed assets, net" and will be depreciated over a period of two years.

         In September 2000, the EITF reached a final consensus on EITF Issue 00-10, "Accounting for Shipping and Handling Fees and Costs." This consensus requires that all amounts billed to a customer in a sale transaction related to shipping and handling, if any, represent revenue and should be classified as revenue.


NOTE 2 - GOING CONCERN AND CONTINGENCIES

         As shown in the accompanying financial statements, the Company has incurred a net operating loss of $23,955 since inception for the year ended December 31, 2000.

         The Company is subject to those risks associated with development stage companies. The Company has sustained losses since inception and additional financing will be required by the Company to fund its development activities and to support operations. However, there is no assurance that the Company will be able to obtain additional financing. Furthermore, there is no assurance that rapid technological changes, changing customer needs and evolving industry standards associated with the Internet marketplace (e-commerce) will enable the Company to introduce new products and services on a continual and timely basis so that profitable operations can be attained.

         On February 26, 2001, the Company entered into a Licensing agreement to occupy office space within the state of New York. Under the terms of the agreement, monthly occupancy costs are $250 and it is noncancellable for a period of one year. The agreement is secured personally by the Company's President and is also subject to typical default provisions including late fees and interest charges (at 1.25% per month) for late payment.

                                 PLUSHZONE, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2000



NOTE 3 - OTHER RECEIVABLES

         Other receivables consisted of amounts advanced to a former director and officer of the Company. The director and officer is no longer associated with the Company. At December 31, 2000, the Company considered these amounts to be uncollectible and accordingly, has allowed for and written off the amounts.


NOTE 4 - ACCRUED EXPENSES

         Accrued Wages and Compensated Absences - The Company currently does not have any employees. The majority of development costs and services have been provided to the Company by outside, third party vendors. As such, there is no accrual for wages or compensated absences as of December 31, 2000.


NOTE 5 - COMMON STOCK

         On December 31, 2000, the Company completed a "best efforts" offering of its common stock pursuant to the provisions of Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated by the Securities and Exchange Commission. In accordance with the Private Placement Memorandum Offering, which was initiated on June 5, 2000, the Company issued 3,000,000 shares of its common stock at $0.01 per share for a total of $30,000.

         During the period April 25, 2000 (inception) through December 31, 2000, the Company also issued 5,100,000 shares of its common stock to its current officers for services rendered and valued at $5,100.


NOTE 6 - INCOME TAXES

         At December 31, 2000, the Company has available for federal income tax purposes a net operating loss carryforward of approximately $23,955, expiring 2015, that may be used to offset future taxable income. Therefore, no provision for income taxes has been provided.

         In addition, the Company has deferred tax assets of approximately $8,000 at December 31, 2000. The Company has not recorded a benefit from its net operating loss carryforward because realization of the benefit is uncertain and, therefore, a valuation allowance of ($8,000) has been provided for the deferred tax assets.

                                 PLUSHZONE, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2000



NOTE 7 - RELATED PARTY TRANSACTIONS

         During the period April 25, 2000 (inception) through December 31, 2000, the Company advanced funds to a former officer and director of the Company in the net amount of $8,050 as previously discussed in Note 3.

         In addition for the same period, the Company issued 5,100,000 shares of its common stock to it current officers for services as detailed in Note 5.


Note 8 - SUBSEQUENT EVENT

         On February 26, 2001, the Company entered into a one-year noncancellable Licensing agreement to occupy office space as previously detailed in Note 2.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
--------------------------------------------------------------------------

On or about February 27, 2001, our Board of Directors appointed Quintanilla Accountancy Corporation to audit our financials statements from April 25, 2000 (our date of formation) through December 31, 2000.

There have been no disagreements with our accountants since our formation required to be disclosed pursuant to Item 304 of Regulation S-B.

                                  LEGAL MATTERS

The validity of the issuance of the shares of common stock offered by the selling security holders has been passed upon by the law firm of Stepp Law Group, located in Newport Beach, California.

                                     EXPERTS

Our financial statements for the period April 25, 2000 through (inception) December 31, 2000 appearing in this prospectus which is part of a Registration Statement have been audited by Quintanilla Accountancy Corporation and are included in reliance upon such reports given upon the authority of Quintanilla Accountancy Corporation, as experts in accounting and auditing. We have also included financial statements for the fiscal quarter ending March 31, 2001.

                             ADDITIONAL INFORMATION

We have filed a Registration Statement on Form SB-2 with the Securities and Exchange Commission pursuant to the Securities Act of 1933 with respect to the common stock offered by the selling security holders. This prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules to the Registration Statement. For further information regarding us and our common stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed as a part of the Registration Statement.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers
-----------------------------------------

Article Six of our Certificate of Incorporation provides, among other things, that our directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except for:

     o any breach of such director's duty of loyalty to us or our security holders;
     o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
     o liability for unlawful payments of dividends or unlawful stock purchase or redemption by us; or
     o any transaction from which such director derived any improper personal benefit.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Our Certificate of Incorporation provides that we will indemnify our directors to the extent permitted by Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary under the Delaware General Corporation Law. Our Certificate of Incorporation also provides that to the extent that Delaware General Corporation Law is amended to permit further indemnification, we will so indemnify our directors.

Section 145 of the Delaware General Corporation Law provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to or is involved in any pending, threatened, or completed civil, criminal, administrative, or arbitration action, suit, or proceeding, or any appeal therein or any inquiry or investigation which could result in such action, suit, or proceeding, because of his or her being or having been our director, officer, employee, or agent or of any constituent corporation absorbed by us in a consolidation or merger or by reason of his or her being or having been a director, officer, trustee, employee, or agent of any other corporation or of any partnership, joint venture, sole proprietorship, trust, employee benefit plan, or such enterprise, serving as such at our request or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee, or agent, from and against any and all reasonable costs, disbursements, and attorney's fees, and any and all amounts paid or incurred in satisfaction of settlements, judgments, fines, and penalties, incurred or suffered in connection with any such proceeding.

Article VI of our Bylaws also provides that our officers and directors shall be indemnified and held harmless by us to the fullest extent permitted by the provisions of Section 145 of the Delaware General Corporation Law.

Indemnification Agreements. We anticipate that we will enter into indemnification agreements with each of our executive officers pursuant to which we will agree to indemnify each such officer for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director or employee. To be entitled to indemnification by us, such officer must have acted in good faith and in a manner such officer believed to be in our best interests and, with respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution
-------------------------------------------

We will pay all expenses in connection with the registration and sale of the common stock by the selling security holders. The estimated expenses of issuance and distribution are set forth below.

======================================= ===================== ===============
Registration Fees                       Approximately                $534.60
--------------------------------------- --------------------- ---------------
Transfer Agent Fees                     Approximately                $200.00
--------------------------------------- --------------------- ---------------
Costs of Printing and Engraving         Approximately                $300.00
--------------------------------------- --------------------- ---------------
Legal Fees                              Approximately             $10,000.00
--------------------------------------- --------------------- ---------------
Accounting Fees                         Approximately               $5000.00
======================================= ===================== ===============

Recent Sales of Unregistered Securities
---------------------------------------

There have been no sales of unregistered securities within the last three (3) years which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

Between in or around August 2000, and November 2000, we issued 3,000,000 shares of our common stock for $.001 per share. The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Rule 506 of Regulation D promulgated pursuant to that act by the Securities and Exchange Commission. Specifically, the offer was made to "accredited investors", as that term is defined under applicable federal and state securities laws, and no more than 35 non-accredited investors. The value of the shares was arbitrarily set by us and had no relationship to our assets, book value, revenues or other established criteria of value. There were no commissions paid on the sale of these shares. The net proceeds to us were $29,400.00.


Exhibits
--------

         Copies of the following documents are filed with this Registration Statement as exhibits:

Exhibit No.
-----------

1.               Underwriting Agreement (not applicable)

3.1              Certificate of Incorporation and All Amendments
                 Thereto (Charter Document)

3.2              Bylaws

5.               Opinion Re: Legality

8.               Opinion Re: Tax Matters (not applicable)

11. Statement Re: Computation of Per Share Earnings (found in financial statements)

15.              Letter on unaudited interim financial information
                 (not applicable)

23.1             Consent of Auditors (found in financial statements)

23.2             Consent of Counsel (see exhibit 5)

24.              Power of Attorney  (not applicable)

Undertakings
------------

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B. We hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i)      To include any prospectus required by Section 10(a)
                           (3) of the Securities Act of 1933;

                  (ii) To specify in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) (Section 230.424(b) of Regulation S-B) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration
                           Statement; and

                  (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on our behalf by the undersigned, in the city of Patchogue, New York, on June 20, 2001.

                                            PlushZone, Inc.,
                                            a Delaware corporation

                                            By:      /s/ James P. Butler
                                                     --------------------------
                                                     James P. Butler
                                            Its:     President and Director




In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed on this 25th day of June, 2001, the following persons in the capacities and on the dates stated:


 /s/ James P. Butler                         June 20, 2001
----------------------------                ----------
James P. Butler
President, Director


 /s/ Stacey L. Butler                        June 20, 2001
-----------------------------               ----------
Stacey L. Butler
Secretary, Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints and hereby authorizes James P. Butler with the full power of substitution, as attorney-in-fact, to sign in such person's behalf, individually and in each capacity stated below, and to file any amendments, including post-effective amendments to this Registration Statement.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

PlushZone, Inc.



 /s/ James P. Butler                         June 20, 2001
---------------------------                 ---------------
James P. Butler
President, Director


 /s/ Stacey L. Butler                        June 20, 2001
----------------------------                ---------------
Stacey L. Butler
Secretary, Director